                                                                    EXHIBIT 99.1

(BW)(MI-SUN-COMMUNITIES)(SUI) SUN COMMUNITIES, INC. REPORTS SECOND QUARTER 2003 RESULTS AND ANNOUNCES "HOME BUYING MADE EASY" PROGRAM

     Business Editors

     SOUTHFIELD, Mich.--(BUSINESS WIRE)--July 31, 2003--Sun Communities, Inc. (NYSE:SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported second quarter results.

     For the second quarter ended June 30, 2003, total revenues increased 7.5 percent to $43.2 million, compared with $40.2 million in the second quarter of 2002. Funds from operations (FFO)(1) was $17.3 million in both periods. On a diluted per share basis, FFO was $0.84 compared to $0.85 for the same period in the prior year. Net income for the second quarter of 2003 was $4.5 million or $0.25 per diluted common share, compared with $7.0 million, or $0.39 per diluted common share for the same period in the prior year.

     For 109 communities owned throughout both years, total revenues increased
3.0 percent for the six months ended June 30, 2003 and expenses increased 10.2 percent, which caused net operating income (2) to increase by 0.6 percent. Same property occupancy in the manufactured housing sites decreased from 91.4 percent at March 31, 2003 to 91.0 percent at June 30, 2003.

     "Same site NOI growth has remained somewhat flat and below our expectations for the quarter," said Gary A. Shiffman, Chairman and CEO. "Year over year revenue for the first six months was up only 2.5 percent as a result, in large part, of the Conseco and other repossessions becoming nonrevenue producing. On the expense side, increases of $100,000 a quarter on real estate taxes remain constant while repair and maintenance expenses were somewhat above budget and accelerated to prepare for the rollout of our "Home Buying Made Easy program," Shiffman added.

     During the second quarter, the Company leased 58 sites in its new community development portfolio while losing 164 sites in its stabilized portfolio for a net loss of 106 revenue producing sites or a loss of 0.3 percent. In addition, the Company sold 144 homes and brokered 166 sales.

     The Company has raised $24.3 million of equity through the issuance of common stock at an average price of $39.64 per share The dilutive effect of the issuance requires an adjustment of earnings guidance for 2003 FFO per share growth to a range of 1.0 percent to 3.0 percent.

     Sun Communities also announced its "Home Buying Made Easy" program, designed to attract traditional and upscale buyers of homes to its properties. This new financing program addresses several of the problems of the current credit markets for manufactured housing. The key features of this new program are:


-- Loans require a minimum down payment of ten percent. New homes may be financed for no more than twenty years, previously owned homes for no more than fifteen years. These features result in the buyer's equity increasing to twenty to thirty percent of cost in the fifth year. This equity factor should reduce the delinquency and default rates that have been caused, at least in part, by a lack of initial equity and slow equity buildup.

-- Interest rates range from 4.99 percent to 5.99 percent. These rates should put manufactured housing financing in better competitive position, relative to other housing financing options. Lower rates will attract more sophisticated buyers who are attuned to financing alternatives, and will be more economical, which in turn, should result in fewer delinquencies and fewer defaults.

-- Home sales will be made by the Company's affiliate, Sun Home Services, and all homes financed under the program will remain in a Sun community. Sale by Sun Home Services allows the Company to control the soft costs of the transaction to ensure that the new owner is acquiring a value-priced home.

--  Origen Financial, LLC will underwrite and service the loans.

"We are very optimistic about the program," said Shiffman. "We have eleven applicants for the sale of homes in communities where we have tested the program with no advertising or promotion whatsoever. The average


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downpayment is fifteen percent and the terms are fifteen years exceeding or achieving all of the program goals. But the most amazing thing is that eight of the FICO scores range from 732 to 789, dramatically above current industry experience and suggesting that this program is reaching a new customer. We anticipate that this program will benefit the manufactured housing industry in two ways. First, the more rapid loan amortization will increase the likelihood that the owner will generate proceeds upon the future home sale in excess of the loan balance thus creating value. Secondly, repossessed homes acquired by Sun at deep discounts which are passed on to the resident, will create the best value for homeowners while logically improving future recoveries on any bad loans, further stabilizing the value of the home."

     The Company intends to roll the program out throughout its portfolio beginning with the Grand Rapids, Michigan and South Bend, Indiana markets. The promotion will include print and radio advertising which will direct interest to an 800 number for more information.

     Sun currently has approximately 4,800 sites available for occupancy in its communities. An additional 6,000 undeveloped sites are located primarily in new communities which could be developed to meet demand. Weighted average monthly site rent approximates $325. Sun expects the economics of the "Home Buying Made Easy" program to result in a return on equity of approximately seventeen percent. This is based on income from rent and interest and after a reserve for loan losses and does not include any profit from home sales. It is also assumed that the program is financed equally with six percent term debt and equity.

     A conference call to discuss second quarter operating results will be held on July 31, 2003 at 11:00 A.M. EST. To participate, call toll-free 877-679-9049. Callers outside the United States or Canada can access the call at 952-556-2803. A replay will be available following the call until August 14, 2003 and can be accessed by dialing 888-211-2648 from the U.S. or 703-925-2474 outside the United States or Canada. The ID number for the replay is 189687. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

     Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 130 communities comprising 44,520 developed sites and approximately 7,050 sites suitable for development, mainly in the Midwest and Southeast United States.

     (1) Funds From Operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs, which have different cost bases on their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. A reconciliation of net income to FFO is provided in the financial statement section of this press release.

     (2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. NOI is defined as income from property of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. NOI should not be considered as a substitute for net income (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity.

     For more information about Sun Communities, Inc., visit our website at www.suncommunities.com

     -FINANCIAL TABLES FOLLOW-

     This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to prospective events or developments (including our 2003 guidance) are deemed to be forward-looking statements. Words such as "believes," "forecasts," anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward looking statements. Such risks and uncertainties include the national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

                         SUN COMMUNITIES, INC.
                           FINANCIAL RESULTS
       THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
      (Amounts in thousands, except per share amounts) (Unaudited)

                                 Three Months Ended   Six Months Ended
                                       June 30,           June 30,
                                   ----------------- -----------------
                                      2003     2002     2003     2002
                                   -------- -------- -------- --------
Income from property               $40,121  $38,060  $81,876  $76,740
Other income                         3,035    2,189    5,977    4,599
                                   -------- -------- -------- --------
      Total revenues                43,156   40,249   87,853   81,339
                                   -------- -------- -------- --------

Property operating and maintenance   9,603    7,940   19,820   16,291
Real estate taxes                    3,020    2,582    6,046    5,134
Property management                    703      557    1,457    1,315
General and administrative           1,801    1,151    3,420    2,470
Depreciation and amortization       10,996    9,355   21,765   18,468
Interest                            10,447    7,722   19,207   15,568
                                   -------- -------- -------- --------
     Total expenses                 36,570   29,307   71,715   59,246
                                   -------- -------- -------- --------

Income before equity income (loss)
 from affiliates, minority
 interests and discontinued
 operations                          6,586   10,942   16,138   22,093
Equity income (loss) from
 affiliates                            736     (960)     565   (1,182)
                                   -------- -------- -------- --------

Income before minority interests
 and discontinued operations         7,322    9,982   16,703   20,911

Less income allocated to minority
 interests:
     Preferred OP Units              2,133    1,947    4,261    3,866
     Common OP Units and others        650    1,033    1,560    2,209
                                   -------- -------- -------- --------

Income from continuing operations    4,539    7,002   10,882   14,836
Income (loss) from discontinued
 operations                              -        -        -      280
                                   -------- -------- -------- --------
Net income                          $4,539   $7,002  $10,882  $15,116
                                   ======== ======== ======== ========

Weighted average common shares
 outstanding:
          Basic                     17,897   17,544   17,843   17,433
                                   ======== ======== ======== ========
          Diluted                   18,118   17,788   17,997   17,661
                                   ======== ======== ======== ========

Basic earnings per share:
     Continuing operations           $0.25    $0.40    $0.61    $0.85
     Discontinued operations             -        -        -     0.02
                                   -------- -------- -------- --------
     Net income                      $0.25    $0.40    $0.61    $0.87
                                   ======== ======== ======== ========
Diluted earnings per share:
     Continuing operations           $0.25    $0.39    $0.60    $0.84
     Discontinued operations             -        -        -     0.02
                                   -------- -------- -------- --------
     Net income                      $0.25    $0.39    $0.60    $0.86
                                   ======== ======== ======== ========

                         SUN COMMUNITIES, INC.
         RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
  (Amounts in thousands, exept per share/OP unit amounts)(Unaudited)

                                 Three Months Ended   Six Months Ended
                                       June 30,          June 30,
                                   ----------------- -----------------
                                      2003     2002     2003     2002
                                   -------- -------- -------- --------
Net Income                          $4,539   $7,002  $10,882  $15,116
Adjustments:
   Depreciation of rental property  10,600    9,283   21,109   18,324
   Valuation adjustment(1)             461               675
   Allocation of SunChamp losses(2)  1,087             1,937
   Income allocated to
    Minority Interest                  650    1,033    1,560    2,209
   (Gain) on sale of properties                   -        -     (269)
                                   -------- -------- -------- --------
FFO                                $17,337  $17,318  $36,163  $35,380
                                   ======== ======== ======== ========

Weighted average common shares/OP
 Units outstanding:
   Basic                            20,427   20,133   20,384   20,027
   Diluted                          20,648   20,377   20,538   20,255

FFO per weighted average Common
 Share/OP Unit - Basic               $0.85    $0.86    $1.77    $1.77

FFO per weighted average Common
 Share/OP Unit - Diluted             $0.84    $0.85    $1.76    $1.75

(1) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfections related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments are excluded from Funds From Operations. The valuation adjustment is included in interest expense.

(2) The Company acquired the equity interest of another investor in SunChamp in December 2002. Consideration consisted of a long-term note payable at net book value. Although the adjustment for the allocation of the SunChamp losses is not reflected in the accompanying financial statements, management believes that it is appropriate to provide for this adjustment because the Company's payment obligations with respect to the note are subordinate in all respects to the return of the members' equity (including the gross book value of the acquired equity) plus a preferred return. As a result, the losses that are allocated to the Company under generally accepted accounting principles are effectively reallocated to the note for purposes of calculating Funds from Operations.

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                              SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                       (Amounts in thousands) (Unaudited)

                                                June 30,  December 31,
                                                  2003        2002
                                               ----------- -----------
Investment in rental property before
 accumulated depreciation                      $1,188,895  $1,174,837
Total assets                                   $1,181,076  $1,163,976
Total debt                                       $687,272    $667,373
Total minority interests and stockholders'
 equity                                          $468,207    $472,022


                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                       (Amounts in thousands) (Unaudited)


                                  First Quarter Ended    Six Months Ended
                                        June 30,             June 30,
                                     ---------------     -----------------
                                       2003    2002        2003     2002
                                     ------- -------     -------- --------
Net Income                           $4,539  $7,002      $10,882  $15,116
Unrealized losses on
 interest rate swaps                 (1,942)      -       (2,381)       -
                                     ------- -------    -------- --------
Comprehensive Income                 $2,597  $7,002       $8,501  $15,116
                                     ======= =======    ======== ========


    --30--SLB/cl*

    CONTACT: Sun Communities, Inc.
             Jeffrey P. Jorissen, 248-208-2500

    KEYWORD: MICHIGAN
    INDUSTRY KEYWORD: REAL ESTATE EARNINGS
    SOURCE: Sun Communities, Inc.